Exhibit 3.6

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate to Accompany Restated Articles (PURSUANT TO NRS)	FILED # LLC13208-04 Nov. 05 2004 THE OFFICE OF DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of
Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.               Name of Nevada entity as last recorded in this office:

FLORIDA HOOTERS LLC

2.               The articles are being ☐Restated or  ☒ Amended and Restated (check only one).  Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3.               Indicate what changes have been made by checking the appropriate box.*

☐

No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on                  . The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐	The entity name has been amended.

☐	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☐	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☒	Articles have been added.

☐	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

A Purpose Article and Suitability of Members Article (for gaming license) have been added to the Articles or Organization as required by Nevada law.

* This form is to accompany Restated Articles which contain newly altered or amended articles.  The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM RESTATED 2003
Revised on: 10/27/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)	FILED # LLC13208-04 Nov. 05 2004 THE OFFICE OF DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1.               Name of limited-liability company:

FLORIDA HOOTERS LLC

2.               The company is managed by (check one):   ☐ managers    or     ☒ members

3.               The articles have been amended as follows (provide articles numbers, if available):*

Articles of Organization have been amended and restated to add a Purpose Article and Suitability of Members Article (for gaming license), see attached.

4.               Signature (must be signed by at least one manager or by a managing member).

/s/ Dave Lageschulte		/s/ Neil G. Kiefer
Signature	Dave Lageschulte	Neil G. Kiefer

*1)  If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C. ,” “LLC” or “LC.”  The word “Company” may be abbreviated as “Co.”

2)  If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 221 Amend 2003
Revised on: 10/20/03

FILED # LLC13208-04 Nov. 05 2004 THE OFFICE OF DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

FLORIDA HOOTERS LLC

The undersigned, being a member of FLORIDA HOOTERS LLC, a Nevada limited liability company (the “Company”), does hereby certify as follows:

I.                                                   The Articles of Organization of the Company were duly filed with the Secretary of State of the State of Nevada on June 15, 2004.

2.                                                 The Articles of Organization of the Company are amended and restated in their entirety by this Certificate of Amended and Restated Articles of Organization, as follows:

ARTICLE 1
NAME

The name of the Company is FLORIDA HOOTERS LLC.

ARTICLE 2
RESIDENT AGENT

The Company’s resident agent for service of process shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101 or such other agent as the members shall appoint.

ARTICLE 3
PURPOSE

The character and general nature of the business to be conducted by the Company is to operate, manage, and conduct gaming in a gaming casino on or within the premises currently known as San Remo Las Vegas Casino Resort, or by any other name, and located at 115 and 155 East Tropicana Avenue, Las Vegas, Nevada 89119.

ARTICLE 4
SUITABILITY OF MEMBERS

Notwithstanding anything to the contrary expressed or implied in these articles, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the “Commission”). If at any time the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable member: (a) To receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) To exercise directly or through a trustee or nominee, any voting right conferred by such interest,(c) To participate in the management of the business and affairs of the Company; or (d) To receive any remuneration in any form from the Company, for services rendered or otherwise. .

Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within 10 days, after the Company receives notice from the Commission, return to the member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

ARTICLE 5
MANAGEMENT

The business and affairs of the Company shall be managed by the members. The names and addresses of the members are:

Member:	HOOTERS GAMING LLC

Address of Member:	107 Hampton Road
Suite 200
Clearwater, FL 33759

Member:	LAGS VENTURES, LLC

Address of Member:	4411 Cleveland Avenue Ft. Myers, FL 33901

The members may designate, by provision either in the operating agreement or in another writing, one or more persons, officers or employees of the Company, who may, in the name of the Company and in lieu of, or in addition to, the members, contract debts or liabilities, and sign contracts or agreements, and may authorize the use of facsimile signatures of any such persons.

ARTICLE 6
ORGANIZER

The name and address of the organizer, who is not a member or manager of the Company is as follows:

Elaine Shaddock Lionel Sawyer & Collins 300 South Fourth Street - Suite 1700 Las Vegas, Nevada 89101

Dated this 1st day of November, 2004.

MEMBERS:

HOOTERS GAMING LLC, a Nevada limited liability company

By:	HG Casino Management, Inc. a Nevada corporation

	By:	/s/ Neil G. Kiefer
Neil G. Kiefer, President

LAGS VENTURES, LLC a Nevada limited liability company

By:	/s/ Dave Lageshulte
Dave Lageschulte